NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON
EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE
TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH REGISTRATION
REQUIREMENTS OR AN AVAILABLE EXEMPTION THEREFROM AND EXCEPT IN
ACCORDANCE WITH THE PROVISIONS OF THIS WARRANT.

                       AMENDED AND RESTATED WARRANT

                        To Purchase Common Stock of

                          OPTEK TECHNOLOGY, INC.

     This AMENDED AND RESTATED WARRANT (the "Warrant"), entered into this 12th day of December, 1995, between Optek Technology, Inc., a Delaware corporation (the "Company") and First Source Financial, Inc., a Delaware corporation ("First Source").

                             WITNESSETH THAT:

     WHEREAS, the Company previously has issued a warrant, dated as of January 20, 1994, (the "Original Warrant") to purchase shares of its Common Stock to First Source, as successor-in-interest to Household Commercial Financial Services, Inc. pursuant to an amended and restated Secured Credit Agreement dated as of January 20, 1994 (as hereinafter defined) in consideration of the loans by Household Commercial Financial Services, Inc.;

     WHEREAS, the Original Warrant was an amendment and restatement of, and was issued in replacement of, a warrant dated as of November 27, 1991, which, in turn, was an amendment and restatement of, and was issued in replacement of, the warrant dated as of January 31, 1991, which in turn replaced rights granted under a Conversion Agreement dated July 1, 1988, all of which were issued to Household Commercial Financial Services, Inc.;

     WHEREAS, in consideration of a single lump-sum cash payment of Two Hundred Thousand Dollars ($200,000.00) to be made by the Company to First Source upon execution and delivery of this Warrant, the Company and First Source have agreed to amend various provisions of the Original Warrant as set forth herein, including elimination of provisions for repurchase of the Warrant or shares of Common Stock by the Company, addition of covenants and decoupling of the obligations under the Warrant from those under the Secured Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing payment, the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and First Source hereby covenant to amend and restate the Original Warrant in its entirety as follows:

     THIS IS TO CERTIFY that First Source Financial, Inc., a Delaware corporation ("First Source"), as successor-in-interest to Household Commercial Financial Services, Inc., or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase, in whole or in part, from Optek Technology, Inc., a Delaware corporation (the "Company'), the number of shares of Common Stock, $0.01 par value, of the Company as provided in Section 2.1 (subject to adjustment) at the price for each share of such Common Stock so purchased as provided in Section 2.1 (subject to adjustment) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

     This Warrant has been issued to First Source pursuant to the Secured Credit Agreement (as hereinafter defined) in consideration of the loans by Household Commercial Financial
Services, Inc. as provided therein.


Dated as of December 12, 1995.

                             TABLE OF CONTENTS



    Page


ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . .
 . . . .  1

ARTICLE II EXERCISE OF WARRANT . . . . . . . . . . . . . . . . .
 . . . .  5
      2.1  Right to Exercise, Number of Shares and Exercise
Price. . . .  5
      2.2  Notice of Exercise; Issuance of Common Stock. . . . .
 . . . .  6
      2.3  Fractional Shares . . . . . . . . . . . . . . . . . .
 . . . .  7
      2.4  Continued Validity. . . . . . . . . . . . . . . . . .
 . . . .  7

ARTICLE III    REGISTRATION, TRANSFER AND EXCHANGE . . . . . . .
 . . . .  8

ARTICLE IV ANTIDILUTION PROVISIONS AND RIGHTS UPON EXTRAORDINARY
TRANSACTIONS  9
      4.1  Adjustment of Number of Shares Purchasable and
Exercise Price  9
          (a)  Adjustment to Exercise Price. . . . . . . . . . .
 . . . .  9
          (b)  Adjustment to Number of Shares Issuable Pursuant
to this Warrant 10
          (c)  Minimum Adjustment. . . . . . . . . . . . . . . .
 . . . . 10
          (d)  Maximum and Minimum Exercise Price. . . . . . . .
 . . . . 11
      4.2  Diluting Events and Related Matters . . . . . . . . .
 . . . . 11
          (a)  Issuance of Stock . . . . . . . . . . . . . . . .
 . . . . 11
          (b)  Issuance of Warrants, Options or Other Rights . .
 . . . . 11
          (c)  Issuance of Convertible Securities. . . . . . . .
 . . . . 12
          (d)  Dividends . . . . . . . . . . . . . . . . . . . .
 . . . . 13
          (e)  Dividends in Securities . . . . . . . . . . . . .
 . . . . 13
          (f)  Other Distribution. . . . . . . . . . . . . . . .
 . . . . 13
          (g)  Reorganization, Reclassification,
Recapitalization, Merger or Sale of Company 14
          (h)  Splits and Combinations . . . . . . . . . . . . .
 . . . . 14
          (i)  Readjustments . . . . . . . . . . . . . . . . . .
 . . . . 14
          (j)  Determination of Consideration for Rights or
Options. . . 15
          (k) Determination of Consideration upon Payment of Cash, Property or Merger 15
          (l)  Record Date . . . . . . . . . . . . . . . . . . .
 . . . . 15
          (m)  Shares Outstanding. . . . . . . . . . . . . . . .
 . . . . 16
          (n)  Date of Determination . . . . . . . . . . . . . .
 . . . . 16
          (o)  No Adjustment After Exercise. . . . . . . . . . .
 . . . . 16
      4.3 Rights of the Holder upon Rights Offering, Mergers, Reorganizations and Other Transfers 16
          (a)  Participation in Rights Offerings . . . . . . . .
 . . . . 16

          (b)  Participation in Stock Dispositions . . . . . . .
 . . . . 16
      4.4  Certificates, Notices and Consents. . . . . . . . . .
 . . . . 17
      4.5  No Implied Consent or Extension . . . . . . . . . . .
 . . . . 18

ARTICLE V  COVENANTS OF THE COMPANY. . . . . . . . . . . . . . .
 . . . . 18
      5.1  No Impairment . . . . . . . . . . . . . . . . . . . .
 . . . . 18
      5.2  Affirmative Covenants . . . . . . . . . . . . . . . .
 . . . . 19
      5.2.2    Disputed Financial Statements . . . . . . . . . .
 . . . . 20
      5.2.3    Budget. . . . . . . . . . . . . . . . . . . . . .
 . . . . 21
      5.2.4    Auditors' Reports . . . . . . . . . . . . . . . .
 . . . . 21
      5.2.5    Lender Information. . . . . . . . . . . . . . . .
 . . . . 21
      5.2.6    Litigation. . . . . . . . . . . . . . . . . . . .
 . . . . 21
      5.2.7    Default . . . . . . . . . . . . . . . . . . . . .
 . . . . 21
      5.2.8    Material Adverse Developments . . . . . . . . . .
 . . . . 21
      5.2.9    Other Information . . . . . . . . . . . . . . . .
 . . . . 21
      5.2.10   Auditors. . . . . . . . . . . . . . . . . . . . .
 . . . . 21
      5.2.11   Inspection and Meeting Rights; Budget Review. . .
 . . . . 21
      5.2.12   Accounting. . . . . . . . . . . . . . . . . . . .
 . . . . 22
      5.2.13   Insurance . . . . . . . . . . . . . . . . . . . .
 . . . . 22
      5.2.14   Payment of Taxes. . . . . . . . . . . . . . . . .
 . . . . 22
      5.2.15   Compliance With Laws. . . . . . . . . . . . . . .
 . . . . 22
      5.2.16   Preservation of Corporate Existence and Property;
Operations 22
5.2.17Holder as Observer . . . . . . . . . . . . . . . . . . . .
 . . . . 23
      5.2.18   Confidential Information. . . . . . . . . . . . .
 . . . . 23
      5.3  Negative Covenants. . . . . . . . . . . . . . . . . .
 . . . . 23
          (a)  Distributions . . . . . . . . . . . . . . . . . .
 . . . . 23
          (b)  Redemptions . . . . . . . . . . . . . . . . . . .
 . . . . 23
          (c)  Security Issuances. . . . . . . . . . . . . . . .
 . . . . 23
          (d)  Loans or Guarantees . . . . . . . . . . . . . . .
 . . . . 24
          (e)  Mergers . . . . . . . . . . . . . . . . . . . . .
 . . . . 24
          (f)  Asset Dispositions. . . . . . . . . . . . . . . .
 . . . . 24
          (g)  Liquidation . . . . . . . . . . . . . . . . . . .
 . . . . 24
          (h)  Acquisitions. . . . . . . . . . . . . . . . . . .
 . . . . 24
          (i)  Related Party Arrangements. . . . . . . . . . . .
 . . . . 24
          (j)  Subsidiaries. . . . . . . . . . . . . . . . . . .
 . . . . 24
          (k)  Leases. . . . . . . . . . . . . . . . . . . . . .
 . . . . 24
          (l)  Fiscal Year . . . . . . . . . . . . . . . . . . .
 . . . . 24
          (m)  Securities of Subsidiary. . . . . . . . . . . . .
 . . . . 25
          (n)  Compensation. . . . . . . . . . . . . . . . . . .
 . . . . 25
          (o)  Public Offering . . . . . . . . . . . . . . . . .
 . . . . 25
          (p)  Change in the Business. . . . . . . . . . . . . .
 . . . . 25
          (q)  Bankruptcy, Etc.. . . . . . . . . . . . . . . . .
 . . . . 25
          (r)  Capital Expenditures. . . . . . . . . . . . . . .
 . . . . 25

ARTICLE VI RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT;
PREEMPTIVE RIGHTS 26

ARTICLE VII    LISTING ON SECURITIES EXCHANGE. . . . . . . . . .
 . . . . 26

ARTICLE VIII   RESTRICTIONS ON TRANSFER. . . . . . . . . . . . .
 . . . . 26
      8.1  Notice of Proposed Transfer; Transfers Without
Registration . 26
      8.2  Registration and Qualification. . . . . . . . . . . .
 . . . . 27
          (a)  Piggyback Registration. . . . . . . . . . . . . .
 . . . . 27
          (b)  Demand Registration . . . . . . . . . . . . . . .
 . . . . 29
      8.3  Registration and Qualification Procedures . . . . . .
 . . . . 30
      8.4  Allocation of Expenses. . . . . . . . . . . . . . . .
 . . . . 31
      8.5  Indemnification . . . . . . . . . . . . . . . . . . .
 . . . . 32
      8.6  Legend on Certificates. . . . . . . . . . . . . . . .
 . . . . 33
      8.7  Supplying Information . . . . . . . . . . . . . . . .
 . . . . 34
      8.8  Damages . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 34
      8.9  Holdback Agreements . . . . . . . . . . . . . . . . .
 . . . . 35
      8.10 Rule 144 Reporting. . . . . . . . . . . . . . . . . .
 . . . . 35
      8.11 Consent for Additional Registration Rights. . . . . .
 . . . . 36

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . .
 . . . . 36
      9.1  Nonwaiver and Expenses. . . . . . . . . . . . . . . .
 . . . . 36
      9.2  Holder Not a Stockholder. . . . . . . . . . . . . . .
 . . . . 36
      9.3  Notice Generally. . . . . . . . . . . . . . . . . . .
 . . . . 36
      9.4  Payment of Certain Expenses . . . . . . . . . . . . .
 . . . . 36
      9.5  Successors and Assigns. . . . . . . . . . . . . . . .
 . . . . 36
      9.6  Amendment . . . . . . . . . . . . . . . . . . . . . .
 . . . . 36
      9.7  Headings. . . . . . . . . . . . . . . . . . . . . . .
 . . . . 37
      9.8  GOVERNING LAW . . . . . . . . . . . . . . . . . . . .
 . . . . 37
      9.9  Subsidiaries. . . . . . . . . . . . . . . . . . . . .
 . . . . 37
      9.10 No Section 338 Election or Step-Up in Asset Value on Books of the Company 38
      9.11 Replacement . . . . . . . . . . . . . . . . . . . . .
 . . . . 38


NOTICE OF EXERCISE FORM

ASSIGNMENT FORM

ARTICLE I

DEFINITIONS

     The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified. Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders.

     "Adjusted Operating Profits" means an amount equal to the Net Income of the Company and its Subsidiaries for the period specified before deduction of any amount which, in conformity with generally accepted accounting principles, would be set forth opposite the caption "income tax expense" (including deferred income taxes) (or any like caption) on a consolidated income statement of the Company, and excluding any amounts which, in conformity with generally accepted accounting principles, would be set forth opposite the captions, "extraordinary pre-tax gain" and "extraordinary pre-tax loss" (or any like captions) on such consolidated income statement, plus the amount which, in accordance with generally accepted accounting principles, would be set forth opposite the caption "interest expense" (or any like caption) on such consolidated income statement, plus an amount which, in conformity with generally accepted accounting principles, is equal to any amortization or depreciation for such fiscal period, to the extent the same are deducted from net revenues, in conformity with generally accepted accounting principles, in determining Net Income for such fiscal period.

     "Affiliate" of any person means any other person which, directly or indirectly, controls or is controlled by or is under common control with, such person. A person shall be deemed to be "controlled by" any other person if such other person possesses, directly or-indirectly, power

     (a) to vote 10% or more of the securities having ordinary voting power, or if not having ordinary voting power, having at the time voting power, for the election of directors of such person; or

     (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

     "Assignment" means the form of Assignment appearing at the end of this Warrant.

     "Basic Exercise Price" shall have the meaning provided in
Section 2.2 (b) (i).

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's authorized Common Stock,
$0.01 par value, and any class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

     "Common Stock on a Fully Diluted Basis" means, at any date as at which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock (which issued and outstanding shares shall be approximately 3,432,278 shares on the date this Warrant is issued), and all shares issuable pursuant to the Company's incentive stock option plan, restricted stock bonus plan, long-term stock investment plan or director's formula award plan, to the extent each of these plans has been previously approved by First Source, or pursuant to an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company may implement after receiving written approval of a majority of the Holders in their sole discretion (which approval must include First Source if First Source is a Holder) (whether or not options or awards with respect to such shares have been granted) or issuable upon exercise of any warrant (including this Warrant), rights to subscribe for or options (whether or not vested) to purchase Common Stock or Convertible Securities or upon the conversion of any Convertible Securities. On the date hereof, the number of shares of Common Stock on a Fully Diluted Basis shall be 8,486,382 shares, including 3,150,000 shares of Common Stock initially issuable pursuant to this Warrant.

     "Common Stock Valuation Price" in effect as of any date shall mean a per share value equal to the result obtained by dividing

          (a) an amount equal to (i) the product of the Company's Adjusted Operating Profits for the four most recent Quarterly Fiscal Periods of the Company (at the end of the Quarterly Fiscal Period of the Company immediately preceding such date) and seven (7) less (ii) the amount of Funded Indebtedness (at the end of the Quarterly Fiscal Period of the Company immediately preceding such date), plus (iii) the proceeds that would be received by the Company upon exercise of all warrants, rights to subscribe for or options to purchase Common Stock or Convertible Securities or upon conversion of any Convertible Securities, plus (iv) the fair market value of proceeds received by the Company (other than proceeds in the form of services of employees of the Company and cash proceeds, which are reflected in the amount of Funded Indebtedness in clause (ii) above) upon any issuances or sales by it of Common Stock, Convertible Securities or warrants, rights to subscribe for or options to purchase Common Stock or Convertible Securities, multiplied by a fraction the numerator of which (which shall never be less than zero) is four minus the number of full Quarterly Fiscal Periods since such issuance or sale and the denominator of which is four, by

          (b)  the number of shares of Common Stock on a Fully
Diluted Basis on such date,

all as determined by a firm of independent public accountants of recognized standing selected by the Company and reasonably acceptable to the Holder.

     "Company" means Optek Technology, Inc., a Delaware corporation.

     "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Default Rate" means at any time 4.50% plus the rate per annum then most recently announced by The First National Bank of Chicago, a national banking association ("FNBC"), as its corporate base rate at Chicago, Illinois (or if such rate is not being quoted by FNBC, the rate which is the successor to such rate, and if FNBC is not quoting any such rate, the rate conceptually equivalent to such rate which the domestic commercial bank having the highest combined capital and surplus of any bank having its principal office in Chicago, Illinois is quoting).

     "Diluting Event" means any transaction or event which is identified as a Diluting Event in Section 4.2(a) - (h).

     "Exercise Period" means the period commencing on the Closing
Date and terminating at 5:00 p.m., Chicago time, on October 31, 1998.

     "Exercise Price" means the price per share of Common Stock as set forth in Section 2.1 as such price may be adjusted from time to time pursuant to Article IV.

     "Exercise Price" shall have the meaning provided in Section
4.1.

     "First Alternative Exercise Price" shall have the meaning provided in Section 2.1 (b)(ii).

     "First Source" means First Source Financial, Inc., a
Delaware corporation.

     "Funded Indebtedness" means all indebtedness of the Company and its Subsidiaries, on a consolidated basis, if appropriate, solely for money borrowed and owing, less the aggregate amount of all cash and cash equivalents of the Company and its Subsidiaries but not including the amount of any indebtedness of the Company represented by Convertible Securities and not including additional interest pursuant to Section 4.7 of the Secured Credit Agreement.

     "Holder" means the person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

     "Independent Counsel" means counsel to the Company, unless counsel to the Holder disagrees in writing with the opinion or advice of such counsel with respect to the issue in question within 15 days after receipt of such opinion or advice, in which case the Company and Holder shall select another counsel, not the regular counsel of the Company or the Holder and experienced in Securities Act matters, who shall render an opinion with respect to the issue in question. The opinion or advice of such other counsel so given shall be conclusive and binding on the Company and the Holder. The legal fees and expenses of such other counsel incurred in connection with the rendering of such opinion shall be borne equally by the Holder and the Company.

     "Market Value" per share of Common Stock on any date shall mean the average of the daily market prices for the 30 consecutive trading days preceding such date. The market price for each such day shall be the last sale price on such day on such stock exchange on which such stock is listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day and officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the last sale price on such day if reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, the average of the reported closing bid and asked price quotations for such day, as reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Holder, or if there is no such firm, as determined by any member of the National Association of Securities Dealers, Inc. selected by the Holder.

     "Net Income" for any fiscal period of the Company shall mean consolidated net income or loss of the Company and its Subsidiaries (including, without limitation, Opcom), if any, as it would appear on the consolidated statement of income of the Company for such fiscal period prepared in accordance with generally accepted accounting principles and as it may be adjusted pursuant to Section 5.2.

     "Notice of Cashless Exercise" shall have the meaning provided in Section 2.2(b)(ii).

     "Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

     "Organic Change" shall have the meaning provided in Section
4.3(b).

     "Plan Adjusted Operating Profits" for any fiscal year shall be the amount so identified in Schedule I hereto.

     "Quarterly Fiscal Period" means a period comprised of thirteen or fourteen weeks, as applicable, representing a fiscal quarter of the Company, the first of which in any fiscal year shall begin on the first day of the Company's fiscal year and the remainder of which in such year shall begin on the day following the termination of the preceding Quarterly Fiscal Period.

     "Registration Agreement" shall have the meaning provided in
Section 8.2.

     "Second Alternative Exercise Price" shall have the meaning provided in Section 2.1 (b) (iii).

     "Secured Credit Agreement" means the Amended and Restated Secured Credit Agreement among the Company and First Source, as successor-in-interest to Household Commercial Financial Services, Inc., as the same may be amended, modified or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Shares" shall have the meaning provided in Section 2.1.

     "Subsidiary" means a corporation, partnership or other entity of which a person and/or such person's other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares or other interests as have more than 50% of the ordinary voting power (or, at the time extraordinary powers are available to holders of shares or other interests, such number of outstanding shares or other interests as have more than 50% of voting power) for the election of directors or the members of any similar governing body.

     "Warrant" and "Warrants," including "this Warrant," mean (a) the warrant dated as of the Closing Date issued to First Source and (b) all warrants issued upon the partial exercise, transfer or division of or in substitution for such warrant.

     "Warrant Valuation Price" in effect as of any date shall mean a per share value equal to the difference between the Common
Stock Valuation Price and the Exercise Price then in effect.


ARTICLE II

EXERCISE OF WARRANT

     2.1  Right to Exercise, Number of Shares and Exercise Price.

Subject to and upon compliance with the conditions of this
ARTICLE II, the Holder shall have the right, at its option, at any time and from time to time during the Exercise Period, to exercise this Warrant in whole or in part.

     The aggregate number of shares of Common Stock which may be purchased from time to time during the Exercise Period by the Holder upon exercise of this Warrant shall be as set forth below, subject to adjustment as provided in ARTICLE IV hereof (the "Shares"):

     (a) The number of shares of Common Stock issuable upon the exercise of the Warrant shall be 3,150,000 (subject to adjustment as provided herein). The initial Exercise Price shall be fifty cents ($0.50) (subject to adjustment as provided herein).

     (b) On January 31 of each year (and applicable for the period through and including January 30 of the next succeeding year), the Exercise Price shall be adjusted to the extent provided as follows:

           (i) If the Company's cumulative Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year are equal to or greater than Plan Adjusted Operating Profits through the end of the most recently ended fiscal year as set forth in Schedule I hereto, then the Exercise Price through January 30 of the next succeeding year shall be fifty cents ($0.50) (subject to adjustment as provided herein) (the "Basic Exercise Price").

          (ii) If the Company's cumulative Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year are less than 100% of Plan Adjusted Operating Profits but at least 90% of Plan Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year as set forth on
Schedule I hereto, then the Exercise Price through January 30 of the next succeeding year shall be twenty-five cents ($0.25) (subject to adjustment as provided herein) (the "First Alternative Exercise Price").

         (iii) If the Company's cumulative Adjusted Operating Profits for the period from November 1, 1993 through the end of the most recently ended fiscal year are less than 90% of Plan Adjusted Operating Profits through the end of the most recently ended fiscal year as set forth on Schedule I hereto, then the Exercise Price through January 30 of the next succeeding year shall be one cent ($0.01) (the "Second Alternative Exercise Price").

     2.2 Notice of Exercise; Issuance of Common Stock. (a) To exercise this Warrant, the Holder shall deliver to the Company at its principal office at 1215 West Crosby Road, Carrollton, Texas 75006 Attention: President (i) a Notice of Exercise duly executed by the Holder and specifying the number of shares of Common Stock to be purchased and (ii) this Warrant.

     (b) Payment of the Exercise Price shall be made in the manner selected by the Holder as set forth below:

           (i) At the option of the Holder, (A) by wire transfer to an account in a bank located in the United States designated for such purpose by the Company or (B) by certified or official bank check payable to the order of the Company and drawn on a member of the Chicago or New York Clearing House; or

          (ii) In lieu of delivering the cash Exercise Price as set forth in Section 2.2(b)(i), the Holder may instruct the Company in writing ("Notice of Cashless Exercise") to deduct from the number of shares of Common Stock that would otherwise be issued upon such exercise a number of shares of Common Stock equal to the quotient obtained from dividing

               (x) the product obtained by multiplying (1) the number of shares of Common Stock for which the Warrant is being exercised and (2) the Exercise Price then in effect, by

               (y)  the Market Value of a share of Common Stock.

The Notice of Cashless Exercise may be given by completing the appropriate box in the Notice of Exercise at the end of this Warrant. Upon receipt of the cash payment described in Section 2.2(b)(i) or the Notice of Cashless Exercise described in Section 2.2(b)(ii), the Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the Holder, or, subject to ARTICLE VIII, the transferee designated in the Notice of Exercise, a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise registered in the name of the Holder or the name of the transferee so designated.

     (c) Unless otherwise requested by the Holder, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or transferee so designated in the Notice of Exercise shall be deemed to have become the holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment or Notice of Cashless Exercise as herein provided, and this Warrant, are received by the Company.

     (d) If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates for Common Stock, unless this Warrant has then expired, issue and deliver to the Holder or the transferee so designated in the Notice of Exercise a new Warrant evidencing the rights of the Holder or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

     2.3 Fractional Shares. The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of this Warrant. As to any fractional share of Common Stock which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall purchase from the Holder such unissued fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Common Stock Valuation Price, unless such Common Stock Valuation Price is a negative amount, in which case such fractional share shall be multiplied by its Exercise Price determined in accordance with this Warrant. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

     2.4 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights provided to holders of Common Stock issuable on the exercise of this Warrant, whether or not this Warrant has been fully exercised. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon the exercise thereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

ARTICLE III

REGISTRATION, TRANSFER AND EXCHANGE

     The Company shall keep at the Company's principal office referred to in Section 2.2 or at the offices of Hewitt & Hewitt, P.C. in Dallas, Texas or at such other address as shall be specified in a written notice to the Holder a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company will not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the Holder, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the Holder making the exchange is entitled to receive.

     Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

     All warrants issued upon any registration of transfer or exchange of warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the warrants surrendered upon such registration of transfer or exchange.

     Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) the written agreement of the Holder to indemnify the Company (or, if the Holder is not First Source Financial and if the Company reasonably requests, a bond) against any resulting loss or expense and in case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant.

     No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer as provided in Section 9.4.

     The Company and any agent of the Company may treat the person in whose name this Warrant is registered as the owner of this Warrant for all purposes whatsoever, and neither the Company nor any agent of the Company shall be affected by notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

ARTICLE IV

ANTIDILUTION PROVISIONS AND RIGHTS UPON
EXTRAORDINARY TRANSACTIONS

          4.1 Adjustment of Number of Shares Purchasable and Exercise Price. Subject to the provisions of this ARTICLE IV, the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price at the time of any calculation pursuant to this Article IV, and the number of shares of Common Stock issuable upon exercise of this Warrant at the time of any calculation pursuant to this Article IV (the "Exercise Price") shall be subject to adjustment from time to time as set forth below in the order set forth below. After making any antidilution adjustment, pursuant to this Article IV, the adjustments described in Section 4.1(d) must be made.

     (a) Adjustment to Exercise Price. If a Diluting Event, as identified in Section 4.2, occurs (unless otherwise specified in
Section 4.2), the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price shall each be reduced to the lower of the prices calculated by:

               (i)  Dividing (A) an amount equal to the sum of
(x) the number of shares of Common Stock on a Fully Diluted Basis (but not including Shares issuable upon exercise of this Warrant) immediately prior to such Diluting Event multiplied by the then existing Basic Exercise Price, First Alternative Exercise Price or Second Alternative Exercise Price, as applicable, plus (y) the aggregate consideration, if any, received or deemed to be received by the Company upon such Diluting Event, by (B) the total number of shares of Common Stock on a Fully Diluted Basis (but not including Shares issuable upon exercise of this Warrant) immediately after such Diluting Event; and

               (ii) Multiplying the then existing Basic Exercise Price, First Alternative Exercise Price or Second Alternative Exercise Price, as applicable, by a fraction (a) the numerator of which is (x) the sum of (i) the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such Diluting Event (but not including shares of Common Stock issuable upon exercise of this Warrant) multiplied by the Common Stock Valuation Price immediately prior to such Diluting Event plus (ii) the aggregate consideration, if any, deemed to be received by the Company upon such Diluting Event, divided by (y) the total number of shares of Common Stock on a Fully Diluted Basis immediately after such Diluting Event (but not including shares of Common Stock issuable upon exercise of this Warrant), and (b) the denominator of which shall be the Common Stock Valuation Price immediately prior to such Diluting Event.

     Notwithstanding the foregoing, if the Common Stock Valuation Price is less than or equal to zero, the Basic Exercise Price and the First Alternative Exercise Price and the Second Alternative Exercise Price shall be reduced in accordance with clause (i) above.

     (b) Adjustment to Number of Shares Issuable Pursuant to this Warrant. Upon any adjustment of the Basic Exercise Price, First Alternative Exercise Price and the Second Alternative Exercise Price as provided in this Section 4.1 or Section 4.2, the Holder shall thereafter be entitled upon exercise of this Warrant under Section 2.1 to receive, at the Exercise Price in effect after such adjustment (which may be the Basic Exercise Price, the First Alternative Exercise Price or Second Alternative Exercise Price):

               (i) If the Warrant Valuation Price in effect immediately prior to and after a Diluting Event are each positive numbers, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) which, when multiplied by the Warrant Valuation Price in effect immediately after the Diluting Event (and after giving effect to the number of shares of Common Stock issuable upon the exercise of this Warrant as determined under this clause (i) immediately after the Diluting Event), shall equal the product of (A) the Warrant Valuation Price in effect immediately prior to such Diluting Event and (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Diluting Event.

               (ii) If the Warrant Valuation Price in effect immediately prior to or after a Diluting Event is not a positive number, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) which, when multiplied by the Exercise Price per share of Common Stock in effect immediately after the Diluting Event, shall equal the product of (A) the Exercise Price per share of Common Stock immediately prior to such Diluting Event and (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Diluting Event.

     The Company shall not engage in any Diluting Event if as a result of such event and the adjustment pursuant to this Section
4.1 (b), an ownership change would occur within the meaning of
Section 382 of the Internal Revenue Code of 1986, as amended, or any successor provision. If notwithstanding the foregoing, a Diluting Event inadvertently occurs which would result in such an ownership change if the full adjustments provided herein were made, then the number of shares subject to this Warrant shall only be adjusted to the extent possible without causing such an ownership change, and notwithstanding such partial adjustment, the Holder shall retain all applicable rights with respect to breach of the foregoing sentence.

     (c) Minimum Adjustment. In the event any adjustment of the Exercise Price pursuant to this Section 4.l shall result in an adjustment of the Basic Exercise Price, the First Alternative Exercise Price or the Second Alternative Exercise Price of less than $0.01 per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 or more per share of Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification, by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $0.01 per share (or such figure as last adjusted) shall be proportionately adjusted; and provided further, that upon exercise of this Warrant: the Company shall make all necessary adjustments not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

     (d) Maximum and Minimum Exercise Price. At no time shall the Exercise Price per share of Common Stock exceed $0.50 except as provided in subsection (g) or (h) of Section 4.2. Subject to
Article V, at no time shall the Exercise Price per share of Common Stock be less than the par value per share of Common Stock.

     4.2 Diluting Events and Related Matters. Except as otherwise expressly provided, upon the occurrence of a Diluting
Event, as identified in subsections (a)-(h) below, the Exercise
Price shall be adjusted as set forth in Section 4.1:

     (a) Issuance of Stock. If the Company shall issue or sell any shares of Common Stock, including any treasury shares but excluding (i) any shares issued pursuant to warrants or options outstanding on the date hereof (at prices not less than the prices at which such warrants and options are exercisable on the date hereof), (ii) any shares issued pursuant to the Company's existing incentive stock option plan or restricted stock bonus plan, directors formula award plan or long term stock incentive plan, in each case as in effect and in an amount permitted on the date hereof, whether or not options or awards with respect to such shares have been granted and (iii) any shares issuable pursuant to an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company may implement after receiving the written approval of a majority of the Holders in their sole discretion (which approval must include First Source if First Source is a Holder) whether or not options or awards with respect to such shares have been granted for the consideration per share less than (x) the Exercise Price in effect immediately prior to the time of such issue or sale or (y) the Common Stock Valuation Price in effect immediately prior to the time of such issue or sale, then a Diluting Event shall have occurred and the Exercise Price shall be adjusted as set forth in
Section 4.1.

     (b)  Issuance of Warrants, Options or Other Rights.

               (i)  Characterization of Transaction for
Antidilution Adjustment. In case the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of Common Stock or for the purchase of Convertible Securities (but excluding options or awards granted pursuant to the Company's existing incentive stock option plan, restricted stock bonus plan, directors' formula award plan or long term stock incentive plan, in each case as in effect and in an amount permitted on the date hereof or granted pursuant to an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company may implement after receiving the written approval of a majority of the Holders in their sole discretion (which approval must include First Source if First Source is a Holder) in amounts permitted pursuant to the approval described above), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall be less than (1) the Exercise Price in effect immediately prior to the time of the granting of such rights or options, or (2) the Common Stock Valuation Price existing immediately prior to the time of such granting of such rights or options, then a Diluting Event shall have occurred and the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date for adjustment required by subsection (n) below) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise specified in Section 4.2 (i), no further adjustments described in Section 4.1 of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) Adjustment to Price. The price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall be determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration if any, payable upon the conversion or exchange thereof plus the net amount received or receivable upon the issuance of such Convertible Securities (in each case without double counting), by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

     (c)  Issuance of Convertible Securities.

               (i)  Characterization of Transaction for
Antidilution Adjustment. in case the Company shall in any manner issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to convert or exchange thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be less than (1) the Exercise Price in effect immediately prior to the time of such issue or sale or (2) the Common Stock Valuation Price existing immediately prior to the time of such issuance or sale, then a Diluting Event shall have occurred and the Exercise Price shall be adjusted as provided in Section 4.1 and the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date for adjustment required by subsection (n) below) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise specified in Section 4.2(i), (x) no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of Sections 4.1 and 4.2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (ii) Adjustment to Price. The price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

     (d)  Dividends.     In case the Company shall declare, in
any 12-month period, dividends upon the Common Stock (excluding a dividend payable in Common Stock referred to in subsection (e) below or in warrants, rights or Convertible Securities referred to in subsection (b) or (c) above) which in the aggregate is in excess of either 50% of Net Income for such 12- month period or 15% of the net worth of the Company (as shown on the most recent year end consolidated balance sheet to be delivered pursuant to
ARTICLE V hereof), then a Diluting Event shall have occurred and the Basic Exercise Price and the First Alternative Exercise Price in effect immediately prior to the declaration of such dividend shall each be reduced by an amount equal to the aggregate amount of such dividends in excess of (x) the lesser of (a) 50% of Net Income for such 12-month period and (b) 15% of Net Worth divided by (y) all outstanding shares of Common Stock with respect to which such dividend is payable. Such reductions shall take effect as of the date on which a record date is established for the purpose of such dividend, or, if a record date is not established, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Basic Exercise Price and the First Alternative Exercise Price shall be made in the event that any dividend referred to in this subsection (d) shall be lawfully abandoned.

     (e) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, then a Diluting Event shall have occurred, and such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

     (f) Other Distribution. In case the Company shall distribute or grant to the holders of shares of Common Stock (whether or not on a pro rata basis) any evidence of its indebtedness or any assets (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) or rights or options to subscribe or purchase any such evidence of its indebtedness or assets (excluding rights or options to subscribe or purchase Common Stock or Convertible Securities), then a Diluting Event shall have occurred and the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price in effect immediately prior to such distribution or grant shall each be reduced by an amount equal to the aggregate amount of such distribution divided by the number of outstanding shares of Common Stock with respect to which such distribution was made immediately prior to such distribution, and other adjustments shall be made as set forth in Section 4.1 hereof. Such reductions shall take effect as of the date on which a record date is established for the purpose of such distribution or grant, or, if a record date is not established, the date as of which the holders of Common Stock of record entitled to such distribution or grant are to be determined.

     (g) Reorganization, Reclassification, Recapitalization, Merger or Sale of Company. In case the Company or a successor thereto issues Common Stock, options, other rights or Convertible Securities in connection with any consolidation or merger of the Company or any of its Subsidiaries with or into another corporation or in connection with the sale or other disposition of all or substantially all of the business or assets of the Company or any of its Subsidiaries and the consideration per share realized by the Company by reason of any such transaction, determined as applicable in accordance with subsection (k) of this Section 4.2, is less than (i) the Exercise Price in effect immediately prior to such event, or (ii) the Common Stock Valuation Price in effect immediately prior to such event, then a Diluting Event shall have occurred and the Exercise Price shall be adjusted as set forth in Section 4.1.

     (h) Splits and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then a Diluting Event shall have occurred and the Exercise Price in effect immediately prior to such combinations, notwithstanding Section 4.1, shall be adjusted as follows: Each of the Basic Exercise Price, the First Alternative Exercise Price and the Second Alternative Exercise Price in effect immediately after such event shall equal the product of (a) the Basic Exercise Price, the First Alternative Exercise Price or the Second Alternative Exercise Price, as applicable, in effect immediately prior to such event and (b)(i) the number of outstanding shares of Common Stock immediately prior to such event, divided by (ii) the number of outstanding shares of Common Stock immediately after such event. The number of shares of Common Stock issuable upon the exercise of the Warrant immediately after such event shall equal the product of (c) the number of shares of Common Stock issuable upon the exercise of the Warrant immediately prior to such event and (d) (i) the number of outstanding shares of Common Stock immediately after such event, divided by (ii) the number of shares of outstanding Common Stock immediately prior to such event.

     (i) Readjustments. In the event (i) the purchase price provided for in any rights or options referred to in subsection
(b) above, or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in subsection (b) or (c) above or (iii) the rate at which any Convertible Securities referred to in subsection (b) or
(c) above are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or exercise rate, as the case ray be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

     (j) Determination of Consideration for Rights or Options. In case any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to the rights or options, such rights or options shall be deemed to have been issued without consideration.

     (k) Determination of Consideration upon Payment of Cash, Property or Merger. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction of any accrued interest, dividends or any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such other consideration on the date of issue of such securities, as determined in good faith by the Board of Directors of the Company, less any expenses incurred by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in Connection with any merger or consolidation in which the Company and its Subsidiary, if applicable, survive, the amount of consideration therefor shall be deemed to be the fair market value thereof on the date of issue, as determined in good faith by the Board of Directors of the Company, or such portion of the assets and business of the non-surviving corporation as the Board of Directors shall attribute to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company or any of its Subsidiaries in which the Company or its Subsidiary, if applicable, does not survive or in the event of any sale or other disposition of all or substantially all of the business or assets of the Company or any of its Subsidiaries for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation.

     (l) Record Date. In case the Company shall establish a record date of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then effective as of such record date such Common Stock or Convertible Securities shall be deemed to have been issued or sold. Appropriate readjustment of the Basic Exercise Price and the First Alternative Exercise Price shall be made in the event that any dividend, distribution or subscription referred to in this subsection (l) shall be lawfully abandoned.

     (m) Shares Outstanding. Except as provided to the contrary herein, the number of shares of Common Stock deemed to be outstanding for purposes of Section 4.2(d), (f) and (h) at any given time shall be the number of shares of Common Stock actually issued and outstanding at such time, plus any shares of Common Stock issuable in respect of scrip certificates which have been issued in lieu of fractional shares of Common Stock.

     (n) Date of Determination. For purposes of Section 4.1 and 4.2, the date as of which the Exercise Price shall be adjusted shall be the earlier of the date upon which the Company shall (1) enter into a firm contract for the issuance of shares of Common Stock, rights or other options or Convertible Securities, as the case may be, or (2) issue such shares of Common Stock, rights or other options or Convertible Securities, as the case may be.

     (o) No Adjustment After Exercise. After this Warrant is exercised in whole or in part, the holder of any Common Stock so acquired shall not be entitled to any adjustment in the price or number of shares so acquired by reason of any subsequent occurrence which would result in an adjustment of the Exercise Price, number of shares or other adjustments by operation of this
Article IV.

     4.3  Rights of the Holder upon Rights Offering, Mergers,
Reorganizations and Other Transfers.

     (a) Participation in Rights Offerings. In the event the Company shall effect an offering of Common Stock or other stock pro rata among its stockholders, the Holder shall be entitled, at the Holder's option, regardless of whether the Warrant is otherwise then exercisable, in lieu of the adjustments set forth in Sections 4.1 and 4.2 to the extent that such option is exercised by the Holder, to elect to participate in each and every such offering as though this Warrant had been exercised and the holder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which the Holder is then entitled on the exercise hereof.

     (b) Participation in Stock Dispositions. In the event that the Company shall offer, approve, accept or recommend an offering, sale, transfer, redemption, cancellation or other disposition of Common Stock (including without limitation, by way of any merger, capital reorganization, or reclassification or recapitalization of the capital stock of the Company) to any person (other than in any offering described in subsection (a) above) or in the event that the Company liquidates or dissolves following a sale or transfer of all or substantially all of its assets to any entity, the Company shall arrange as part of such offering, sale or other disposition for the participation of the Holder, with respect to including this Warrant or the Shares issuable upon exercise hereof in such offering, sale or other disposition upon identical terms, without such Holder incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, and after taking into account the Exercise Price. Such participation shall be at the Holder's option, regardless of whether the Warrant is otherwise then exercisable, in lieu of the adjustments set forth in Sections 4.1 and 4.2, to the extent such option is exercised by the Holder.

     In case of the consolidation or merger of the Company or any of its Subsidiaries with or into another corporation (each such event is herein called an "Organic Change") and in which the Holder does not participate as contemplated by the preceding paragraph, then after any required adjustment in the Exercise Price on account of such Organic Change, there shall thereafter be deliverable upon the exercise of this Warrant or any portion hereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock represented by that portion of this Warrant so exercised would have been entitled upon such Organic Change, and at the same aggregate Exercise Price, as adjusted. Prior to and as a condition of the consolidation of any Organic Change described, the Company shall make appropriate, written adjustments in the application of the provisions herein set forth satisfactory to the holders of the Warrants entitled to not less than a majority of the shares of Common Stock issuable upon the exercise thereof with respect to the rights and interests of the holders of the Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and the successor entity and be approved by the holders of the Warrants entitled to not less than a majority of the shares of Common Stock issuable upon the exercise thereof.

          4.4  Certificates, Notices and Consents.

     (a) Upon the occurrence of any Diluting Event requiring adjustments of the Exercise Price pursuant to Sections 4.1 and/or 4.2, a certificate signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company or (ii) by any independent firm of certified public accountants of recognized standing selected by, and at the expense of, the Company setting forth in reasonable detail the events requiring' the adjustment and the method by which such adjustment was calculated, shall be mailed (by first class mail, postage prepaid) to the Holder specifying the adjusted Exercise Price after giving effect to the adjustment(s).

     The certificate of any independent firm of certified public accountants of recognized standing selected by the Board of Directors of the Company and reasonably acceptable to the Holder shall be conclusive evidence, absent manifest error, of the correctness of any computation made under Sections 4.1 and/or 4.2.

     (b) In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or
(iii) effect any reclassification involving merely the subdivision or combination of outstanding shares of Common Stock, or (iv) any capital reorganization or any consolidation or merger, or any sale or other disposition of all or substantially all of the business or assets of the Company, or the liquidation, dissolution or winding up of the Company or (v) engage in any Diluting Event not otherwise mentioned in this subsection (b), then, in each such case, the Company shall mail (by first class mail, postage prepaid) to the Holder notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record date shall be established, for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the date upon which such action takes place, and, in the case of any action covered by clause
(iv) above, at lease 30 days prior to the date upon which such action takes place and 30 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

     (c) Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section 4.4, shall not affect the legality or validity of the adjustment of the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

     4.5 No Implied Consent or Extension. Nothing in this Warrant is intended to permit any action or event which is prohibited by the Secured Credit Agreement as long as such Secured Credit Agreement remains in effect; nor shall the Secured Credit Agreement or any provision or term thereof extend or apply to any right or liability under this Warrant or any observance or breach thereof. After all obligations under the Secured Credit Agreement other than those that are distinct and exclusive to this Warrant have been paid in full or otherwise satisfied by the Company, no provision or term thereof shall extend or apply to any right or liability under this Warrant or any observance or breach thereof.


ARTICLE V

COVENANTS OF THE COMPANY

     5.1 No Impairment. The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and any required issuance of additional shares of Common Stock pursuant to Sections 4.1 and 4.2, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant (except that compliance with applicable securities and blue sky laws shall be governed by the provisions of Article VII of this Warrant), (d) not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company or which has disproportionately greater voting rights under any circumstance,
(e) not permit any Subsidiary of the Company to issue, sell or transfer any capital stock or other equity interest in such Subsidiary, or to sell all or substantially all of the assets of such Subsidiary, to any person or entity other than the Company, except in connection with an employee or director stock option plan, restricted stock bonus or ownership plan, stock appreciation plan or similar equity appreciation plan which the Company or Opcom may implement after receiving the written approval of a majority of the Holders (which approval must include First Source if First Source is a Holder), (f) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock, (g) not take or permit the taking of any action which could subject the holder of this Warrant or shares of Common Stock issuable upon exercise thereof to liability under
Section 16(b) of the Securities Exchange Act of 1934, as amended and (h) not change the Company's fiscal year from a fiscal year ending at the end of October as identified on Schedule I hereto.

     5.2 Affirmative Covenants. So long as the Holder is the owner of or is entitled upon the due exercise hereof during the Exercise Period to purchase 1,039,500 shares of the Company's Common Stock, the Company shall comply with the requirements of this Section 5.2:

          5.2.1    Delivery of Financial and Business
Information.  The Company will deliver to the Holder:

     (a) As soon as practicable after the end of each of the first three Quarterly Fiscal Periods in each fiscal year of the Company, and in any event within 45 days thereafter, two copies of:

          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter (reflecting, among other things, Funded Indebtedness), and

          (ii) consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such statements shall be (1) prepared in accordance with generally accepted accounting principles consistently applied, (2) in reasonable detail and (3) certified as complete and correct by the principal financial or accounting officer of the Company;

     (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, two copies of:

          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

          (ii) consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon by a firm of independent certified public accountants of recognized standing selected by the Company, which report shall state that such financial statements fairly present the financial position of the company being reported upon at the end of such year and the results of their operations and changes in their financial position for such year in conformity with generally accepted accounting principles applied consistently (except for changes in accounting principles with which such accountants concur) and that their examination of such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and other auditing procedures as they considered necessary in the circumstances;

     (c) Promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Securities Exchange Act of 1934, as amended) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities
Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of the Common Stock are listed;

     (d) With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Holder; and

     (e) Promptly upon, and in any event within 10 days after, the adoption, initiation or undertaking of any plan, arrangement, negotiations, intention or commitment to enter into any of the transactions described in Sections 4.1, 4.2, or 4.3, notice of any such transactions, including information in reasonable detail pertaining to the terms, conditions and consummation of any such transactions.

          5.2.2 Disputed Financial Statements. The Holder shall have the right at any time after receipt thereof to object to any financial statements delivered to the Holder pursuant to subsections (a) or (b) of Section 5.2.1 by specifying in writing to the Company the nature of its objection, and, unless such objection is resolved by agreement of the Company and the Holder, the Company and the Holder shall each have the right to submit the disputed financial statements to separate firms of independent accountants of recognized standing for a joint resolution (based upon written submissions) of the objection of the Holder (which firms of independent accountants may, in either case, be the firm of accountants regularly retained by the Company or the Holder). If such firms cannot jointly resolve the objection of the Holder, then, unless otherwise directed by agreement of the Company and the Holder, such firms shall in their sole discretion choose another firm of independent certified public accountants of recognized standing not the regular auditor of the Holder or of the Company, which firm shall resolve such objection. In either case, the determination so made shall be conclusive and binding on the Company solely for purposes of this Warrant, the Holder and all persons claiming under or through either of them, and any adjustment in the disputed financial statements, the Common Stock Valuation Price resulting from such determination shall be made. The cost of any such determination shall be borne by the Company if it results in an increase in the applicable Common Stock Valuation Price or by the Holder if it results in no adjustment or a decrease in the Common Stock Valuation Price;

          5.2.3 Budget. The Company will deliver to the Holder not less than thirty (30) days prior to the commencement of each fiscal year, an annual business plan, including a budget and detailed financial projections for the Company and its Subsidiaries, for each month during such period (the "Budget"), all in reasonable detail, together with underlying assumptions and approved by a majority of the entire Board;

          5.2.4 Auditors' Reports. The Company will deliver to the Holder promptly upon receipt thereof, copies of all other material reports, if any, submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

          5.2.5 Lender Information. The Company will deliver to the Holder a copy of each material financial statement, report, notice or communication that the Company or any Subsidiary delivers to any of their lenders or creditors;

          5.2.6 Litigation. The Company will deliver to the Holder promptly upon the Company's learning thereof, notice of any litigation, suit or administrative proceeding that could reasonably be expected to have a material adverse affect on the Company's or any Subsidiary's business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, whether or not the claim is considered by the Company to be covered by insurance;

          5.2.7 Default. The Company will deliver to the Holder notice of any default under any senior or subordinated loan agreements promptly upon the occurrence thereof;

          5.2.8 Material Adverse Developments. The Company will deliver to the Holder promptly upon the occurrence thereof, notice of any event which has had, or could reasonably be expected to have, a material adverse impact on the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of the Company or any Subsidiary, including, without limitation, the institution or threat of any material litigation or investigation with respect to the Company or any Subsidiary;

          5.2.9 Other Information. The Company will deliver to the Holder with reasonable promptness, all press releases issued by the Company or any Subsidiary, any filings made with the Commission by the Company or any Subsidiary and such other data and information as from time to time may be reasonably requested by First Source or such other data as the Company may from time to time furnish to any of the holders of its securities;

          5.2.10 Auditors. The Company will deliver to the Holder promptly after the occurrence thereof, the engagement or termination of any individual or firm that provides accounting advice to the Company;

          5.2.11 Inspection and Meeting Rights; Budget Review. The Company will permit First Source to visit and inspect the properties of the Company and its Subsidiaries, including, without limitation, its and their books and records (and to make extracts therefrom) and to discuss its and their affairs, finances and accounts with its and their officers and personnel, all at such reasonable times and as often as such party may reasonably request. First Source also shall have the right to meet with the Company's key management, including, without limitation, Messrs. Filesi and Marley, on a quarterly basis, to discuss the state of the Company's finances, business operations and prospects, and any other matters relating to the affairs of the Company and its Subsidiaries;

          5.2.12 Accounting. The Company will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under Section 5.2.1(a) and (b) (in the case of 5.2.1(b) exclusive of footnote disclosures) will be prepared in accordance with GAAP;
          5.2.13 Insurance. The Company agrees to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its assets and business and the assets and business of its Subsidiaries against loss or damage of the kinds customarily insured against by similarly situated corporations of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of First Source shall furnish First Source with evidence of the same;

          5.2.14 Payment of Taxes. The Company agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its assets or those of its Subsidiaries or in respect of its or their respective franchises, businesses, income or profits, which if unpaid might become a Lien upon any asset of the Company or any Subsidiary, before the same become delinquent, except that (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) a reserve or other appropriate provision, if any, as shall be required by sound accounting practice shall have been made therefor, and (b) such contest does not have a material adverse effect on the financial condition of the Company and no material assets are in imminent danger of forfeiture;

          5.2.15 Compliance With Laws. The Company agrees to use its best efforts to comply, and shall use its best efforts to cause each Subsidiary to comply, with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, and with all contracts, and agreements to which it is a party or shall become a party, and to perform all obligations which it has or shall incur, the violation of which would reasonably be anticipated to have a material adverse effect on the business, affairs, assets, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

          5.2.16 Preservation of Corporate Existence and
Property; Operations. The Company agrees to preserve, protect, and maintain, and cause each Subsidiary to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain would reasonably be anticipated to have a material adverse effect on the business, affairs, assets, prospects, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

          5.2.17 Holder as Observer. The Company agrees at all times to permit a representative of Holder to attend and observe all meetings of Company's Board of Directors and each committee thereof, and cause Holder to receive reasonably adequate notice of all such meetings; provided, however, that Holder shall not be entitled to attend or observe any portion of a meeting relating solely and exclusively to action proposed to be taken by Company with respect to Company's relationship with Holder. The Company acknowledges and agrees that attendance by a designee of Holder at any meeting of Company's Board of Directors or any committee thereof shall not constitute approval by Holder of or consent by Holder to any action authorized at such meeting, or constitute a waiver or modification of any provision of this Warrant or any right hereunder. The Company agrees to reimburse Holder for all reasonable travel, lodging, and meal expenses incurred in connection with the foregoing; and

          5.2.18 Confidential Information. Holder acknowledges that pursuant to the provisions of this Section 5.2, Holder may receive insider information concerning the Company which Holder may be precluded from acting upon by applicable securities and other laws. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this Section 5.2 shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder; provided that each such Person may disclose such information in connection with the sale or transfer or proposed sale or transfer of this Warrant or of any Common Stock, provided such Person's transferee or proposed transferee agrees in writing to be bound by the provisions of this Warrant and such disclosure would not materially and adversely affect the Company.

     5.3 Negative Covenants. So long as the Holder is the owner of or is entitled upon the due exercise hereof during the Exercise Period to purchase 1,039,500 shares of the Company's Common Stock, the Company agrees that it will not effect any of the following matters, unless, at any time, First Source shall otherwise expressly consent in writing:

          (a)    Distributions.  The direct or indirect
declaration or payment of any dividends or distributions upon any of the Company's equity securities;

          (b) Redemptions. The direct or indirect redemption, purchase or other acquisition of any of the Company's or any Subsidiary's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) if the total amount of such redemptions, purchases or other acquisitions exceeds 3% of the Common Stock on a Fully Diluted Basis during any 12 month period; provided that no Common Stock held Messrs. Grant A. Dove, Thomas R. Filesi, D. Vinson Marley, Richard G. Dahlberg and Thomas S. Garrett shall be redeemed without the express written consent of First Source;

          (c) Security Issuances. The authorization, issuance or entering into any agreement providing for the issuance (contingent or otherwise) of (X) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) , or (Y) any equity securities (or any securities convertible into or exchangeable for any equity securities) except (i) pursuant to warrants and options outstanding on the date of this Warrant or the Company's incentive stock option plan, restricted stock bonus plan, long- term stock investment plan, or directors formula award plan, to the extent each of these plans has been previously approved by First Source, (ii) in connection with any transaction permitted pursuant to Section 5.3(e) or 5.3(h) hereof, and (iii) that up to 5% of the Common Stock on a Fully Diluted Basis may be granted in connection with obtaining financing from any subsequent lender;

          (d) Loans or Guarantees. The making of any loans or advances to, guarantees for the benefit of, or investments in, any person or entity (other than a wholly-owned Subsidiary);

          (e)    Mergers.  A merger, consolidation or
reorganization with any person or entity unless the Company shall be the surviving entity and the transaction is permitted by
Section 5.3(h);

          (f) Asset Dispositions. The sale, assignment, transfer, lease or other disposition of more than 10% of the consolidated assets of the Company and its wholly- owned subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles, or fair market value, determined by the Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions;

          (g) Liquidation. The liquidation or dissolution of the Company;

          (h) Acquisitions. The acquisition of any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), if financial statements, for the business acquired would be required under the provisions of Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission;

          (i) Related Party Arrangements. The entering into, or permitting any Subsidiary to enter into, any material transaction with any of the Company's or any Subsidiary's officers, directors, employees or affiliates where such transaction would be required to be reported under Item 404 of Regulation S-K (excluding employment arrangements and agreements entered into during the ordinary course of business);

          (j) Subsidiaries. The establishment or acquisition of any Subsidiary which is not wholly-owned by the Company;

          (k) Leases. The entering into or becoming or remaining liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of a lessee under any leases or other rental agreements under which the amount of the aggregate lease payments for all such agreements exceeds $750,000 on a consolidated basis in any fiscal year of the Company;

          (l) Fiscal Year. The changing of the Company's fiscal year end from the last Friday of October.

          (m) Securities of Subsidiary. The issuance or sale of any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any person or entity other than the Company or another wholly-owned Subsidiary;

          (n) Compensation. The Company will not permit (x) the salary and (y) other remuneration (which shall mean an amount equal to (i) gross salary shown on the relevant Form W-2 or gross income on the relevant Form 1099, plus accrued bonuses and director's fees for such year, less (ii) base salary for such year less (iii) accrued bonuses and director's fees for the previous year and paid in the current year) excluding (z) any amounts so recognized but attributable to exercise of options or warrants or resale of Common Stock so acquired to be paid during any Fiscal Year to the persons holding the positions listed in
Schedule I (or any successor of any thereof in the capacity shown in Schedule I), to exceed, in the aggregate for each such person, the amount for such person shown in Schedule I, to be adjusted as of the first day of each Fiscal Year to an amount not to exceed 110% of the maximum allowable amount (as set forth in Schedule I and subsequently adjusted) for the preceding Fiscal Year;

          (o) Public Offering. The consummation of any public offering of the Company's equity or debt securities;

          (p) Change in the Business. The Company making a fundamental change in business so that less than 75% of its revenues are received from the manufacture and sale of optoelectronic, magnetic, fiber optic and other sensor products;

          (q) Bankruptcy, Etc. The making of an assignment for the benefit of creditors; or petitioning or applying to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any subsidiary, or of any substantial part of the assets of the Company or any subsidiary, or commencing of any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary) relating to the Company or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency,readjustment of debt, dissolution or liquidation law of any jurisdiction; and

          (r) Capital Expenditures. The making of capital expenditures in excess of an aggregate of $5,000,000 in any fiscal year of the Company, unless such capital expenditures shall have been provided for in an annual budget approved by the Board of Directors for such fiscal year.

     Upon the request of First Source, the Company will at any time and from time to time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to First Source, the continued validity of this Warrant and the Company's obligations hereunder.

ARTICLE VI

RESERVATION OF STOCK ISSUABLE ON EXERCISE OF
WARRANT; PREEMPTIVE RIGHTS

     The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of full shares of Common Stock issuable upon the exercise of this Warrant. All shares of Common Stock issuable upon the exercise of this Warrant shall, when issued upon such exercise, (a) be duly and validly authorized and issued, fully paid and nonassessable, and (b) be free from all taxes, liens and charges with respect to the issue thereof other than any stock transfer taxes in respect of any transfer occurring contemporaneously with such issue. No stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

ARTICLE VII

LISTING ON SECURITIES EXCHANGE

     If the Company shall list any shares of Common Stock on any securities exchange, it will during the Exercise Period, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the rules of the applicable securities exchange or automated quotation system, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed.


ARTICLE VIII

RESTRICTIONS ON TRANSFER

     The conditions contained in the following sections of this
ARTICLE VIII are intended to insure compliance with the Securities Act in respect of the transfer of Warrants or Common Stock issuable upon the exercise of Warrants. Reference in this
ARTICLE VIII to shares of Common Stock issuable upon the exercise of Warrants includes shares of Common Stock theretofore issued upon the exercise of any Warrants which are then evidenced by certificates required to bear the legend set forth in Section 8.6.

     8.1 Notice of Proposed Transfer; Transfers Without Registration. The Holder or the holder of any shares of Common Stock issuable upon the exercise of this Warrant, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant, such shares of Common Stock or any portion thereof which bear the legend described in
Section 8.6, of its intention to make such transfer, which notice shall include a brief description of such proposed transfer. A copy of such notice shall be sent to Independent Counsel.

     If in the opinion of Independent Counsel the proposed transfer may be effected without registration or qualification under any Federal or State law, such counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer such shares of Common Stock in accordance with the terms of the notice delivered to the Company and the opinion of Independent Counsel. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE VIII which may result in the actual exercise on any later date.

     8.2  Registration and Qualification.  The provisions of
Section 8.2 (a), 8.2 (b), and 8.9 below are subject to the terms of the First Amended and Restated Registration Rights Agreement, dated as of July 1, 1988 (the "Original Registration Agreement"), among the Company, First Source and the stockholders listed therein, as the same may be amended, modified or supplemented from time to time with the consent required by Section 8.11 (the "Registration Agreement"), and if, prior to an amendment of the Original Registration Agreement as amended by any effective amendment thereof, any conflict exists between the provisions of the Original Registration Agreement as amended by any effective amendment thereof, and Section 8.2 (a), 8.2 (b) and 8.9, the applicable conflicting provisions of the Original Registration Agreement as amended by any effective amendment thereof shall control, but only to the extent of the conflict, and the holder of any Warrant and the shares of Common Stock issuable upon exercise thereof shall have the applicable conflicting rights contained in the Original Registration Agreement as amended by any effective amendment thereof but only to the extent of the conflict, until such time as the Original Registration Agreement as amended by any effective amendment thereof is so amended.

     (a) Piggyback Registration. If the Company proposes (whether on its own behalf or at the request of any other person or entity) to register any security under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the Commission permitting a secondary offering or distribution, not less than 60 days prior to each such registration, the Company shall give to the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof given within 30 days after the date of any such notice, proceed to include in such registration such shares of Common Stock as have been requested by any such holder to be included in such registration; provided, however, that the Company shall not be required to include fewer than 50,000 shares (subject to adjustment upon any combination or split of shares or similar event) of Common Stock in any such registration pursuant to this
Section 8.2(a). Any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof shall in its request describe briefly the proposed disposition of such shares of Common Stock. The Company will in each instance use its best efforts to cause any shares of Common Stock issuable upon the exercise of the Warrants (the holders of which shall have so requested registration thereof) to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the securities so registered.

     If the managing underwriter, who shall be selected by the Company (subject to the approval, not unreasonably withheld, of a majority of the holders that have requested registration (which must include First Source if First Source is then a holder and requesting registration)) to manage the distribution of the shares of Common Stock being registered, advises the Company in writing that, in its opinion, the inclusion of the shares of Common Stock requested to be included in such registration by a holder of a Warrant or shares of Common Stock issuable upon the exercise thereof with the securities being registered by the Company and other prospective sellers would materially adversely affect the distribution of all such securities, then: (a) (i) if such registration has been initially proposed by the Company, the Company shall include in such registration the number of shares proposed to be registered by the Company and by the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof before including any other securities in the registration, and, if an additional reduction in the number of securities being registered is necessary, the Company shall include in such registration such shares of the Company and the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof pro rata based on the number of shares originally proposed to be registered by the Company and by the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof or (ii) if such registration has been initially proposed by a holder of securities other than the Company or the holders of Warrants or shares of Common Stock issuable upon exercise thereof, the Company shall include in such registration the number of shares proposed to be registered by such other holder and the holders of Warrants or shares of Common Stock issuable upon exercise thereof before including any other securities in the registration and, if an additional reduction in the number of securities being registered is necessary, the Company shall include in such registration such shares of such other holder and the holders of Warrants or shares of Common Stock issuable upon exercise thereof pro rata based on the number of shares originally proposed to be registered by such other holder and by each holder of Warrants or shares of Common Stock issuable upon exercise thereof; or (b) any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof may, at its sole option, delay its offering and sale for a period not to exceed 120 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay, the Company: (i) shall use its best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay; and
(ii) during such period of delay and for at least 90 days thereafter, shall not file or cause to be effected any other registration of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock, whether on its own behalf or at the request of any other person or entity, and shall not sell any shares of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock.

     The holder of a Warrant or shares of Common Stock issuable upon the exercise thereof who has requested shares of Common Stock to be included in a registration pursuant to this Section 8.2(a) by acceptance hereof or thereof, agrees to execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

     Nothing in this Section 8.2(a) shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

     (b) Demand Registration. The holders of the Warrants and of any shares of Common Stock issuable upon the exercise thereof may, on up to four separate occasions (unless such request is withdrawn in accordance with the terms hereof) (the "Demands"), require the Company to effect the registration of the Shares pursuant to the provisions of this Section 8.2(b). Such Demands "shall consist of two demands for which the Company shall pay all the fees and expenses as set forth in Section 8.4 (the "Free Demands") and two demands for which the holders shall pay their proportionate share of the fees and expenses set forth in Section
8.4 (the "Charged Demands"). If the holders of the Warrants and of any shares of Common Stock issuable upon the exercise thereof representing a total of more than 50% of the shares of Common Stock then issued and issuable upon the exercise of the Warrants (which must include First Source if First Source is then a holder) shall give notice to the Company to the effect that such holders intend to (i) transfer all or any part of the Shares or
(ii) exercise all or any part of the Warrants and transfer all or any part of the Shares under such circumstances that a public distribution (within the meaning of the Securities Act) of the Shares will be involved, then the Company shall (A) within 10 days after receipt of such notice, give written notice of the proposed registration to the other holders of Warrants and shares of Common Stock issuable upon exercise thereof, and (B) within 30 days after receipt of such notice, file a registration statement pursuant to the Securities Act to the effect that such shares may be sold under the Securities Act as promptly as is practicable thereafter and the Company will use its best efforts to cause any such registration to become effective and to keep the prospectus included therein current for at least six months after the effective date thereof or until the distribution shall have been completed, whichever first occurs; provided, however, that such holders shall furnish the Company with such appropriate information (relating to the intention of such holders) in connection therewith as the Company may reasonably request in writing; and provided, further, that the Company shall not be required to register fewer than 200,000 (subject to adjustment upon any combination or split of shares or similar event) shares of Common Stock in any registration pursuant to this Section 8.2(b). As long as the Company is not in default on its obligations under Section 5.1.2(a) and (b), the Company's obligation to file a registration statement, at any time when it is impossible or impracticable to include the Company's fiscal year-end financial statements as the most recent certified financial statements required to be included therein, shall be suspended until the Company's next fiscal year-end financial statements are due in accordance with Section 5.1.2(b), unless the request for registration pursuant to this Section 8.2(b) has been withdrawn. The managing underwriter for offerings made pursuant to this Section 8.2(b) shall be selected by the parties requiring registration hereunder (which must include First Source if First Source is then a holder and requesting registration), subject to the consent, not unreasonably withheld, of the Company.

     If the managing underwriter for any offering made pursuant to this Section 8.2(b) advises the Company in writing that, in its opinion, the inclusion of all of the shares of Common Stock requested to be included in such registration by the holders of Warrants and shares of Common Stock issuable upon the exercise thereof would materially adversely affect the distribution of all such securities, then (a) there shall be included in such registration shares of the holders of Warrants or shares of Common Stock issuable upon the exercise thereof pro rata based on the number of shares originally proposed to be registered by each holder of Warrants or shares of Common Stock issuable upon the exercise thereof or (b) any holder of a Warrant or shares of Common Stock issuable upon the exercise thereof may, at its sole option, delay its offering and sale for a period not to exceed 120 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay, the Company (i) shall use its best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay; and
(ii) during such period of delay and for at least 90 days thereafter, shall not file or cause to be effected any other registration of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock, whether on its own behalf or at the request of any other person or entity, and shall not otherwise sell any of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock. A registration shall not reduce the number of Demands available to the holders under this Section 8.2(b) until such registration has become effective and the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof participating in the demand registration are able to register and sell at least 80% of the shares of Common Stock originally requested to be included in such registration; provided, however, that if in connection with a proposed Demand made pursuant to Section 8.2(b) the holders of the Warrants or shares of Common Stock issuable upon the exercise thereof participating in the demand registration are able to register and sell more than 50% but less than 80% of the shares of Common Stock originally requested to be included in such registration, the number of Free Demands shall be reduced by one, and the number of Charged Demands shall be increased by one.

     8.3 Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 8.2 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is possible:

     (a) prepare and file with the Commission a registration statement with respect to such securities;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same, including the offering or sale of such securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act as the same shall be in effect from time to time;

     (c) furnish to each seller such number of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and (ii) the seller's proposed method of distribution;

     (d) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdictions, (ii) qualify as a dealer in securities or (iii) register or qualify at its own expense securities of such seller in any jurisdiction not described in the notice of the Company referred to in the first paragraph of Section 8.2(a), in any case in order to accomplish any of the foregoing;

     (e) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

     (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

     (g) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section
8.2, as the case may be, containing customary terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, representations, warranties, covenants, indemnities, terms and conditions; and

     (h) keep each seller advised in writing as to the initiation and progress of any registration under Section 8.2, as the case may be.

     8.4 Allocation of Expenses. If the Company is required by the provisions of Section 8.2 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the shares of Common Stock issuable upon the exercise of the Warrants, the Company will pay all expenses in connection therewith, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc., (b) registration fees,
(c) printing expenses, (d) the Company's accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, that the holders of any Warrant or shares of Common Stock issuable upon exercise thereof participating in a Charged Demand shall be liable for the amount of such expenses in connection with such Charged Demand made pursuant to Section 8.2(b) equal to the product of (a) all such expenses and (b) the proportion which the number of shares of Common Stock issuable upon exercise of the Warrants for which registration has become effective and which are sold pursuant to Section 8.2(b) bears to the total number of all shares included in such registration; and provided, further, that the Company shall not be liable for (1) any discounts or commissions to any underwriter or (2) any stock transfer taxes incurred in respect of the shares of Common Stock issuable upon the exercise of the Warrants sold by the sellers.

     8.5 Indemnification. In connection with any registration or qualification of securities under Section 8.2 or 8.3, the Company hereby indemnifies the Holder and the holders of any shares of Common Stock issuable upon the exercise of the Warrants and each underwriter thereof, including each person, if any, who controls the Holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by the Holder or any such stockholder or underwriter expressly for use therein. The Holder and the holders of any shares of Common Stock issuable upon the exercise of the Warrants hereby indemnify the Company and each officer, director and controlling person of the Company or underwriter within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder or any such stockholder expressly for use therein.

     Promptly upon receipt by a party indemnified under this
Section 8.5 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.5, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party, unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or
(c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); provided that the indemnifying party shall not be required to pay the fees and expenses of more than one counsel to indemnified parties claiming indemnification pursuant to this Section 8.5. No indemnifying party shall be liable for any settlement entered into without its consent.

     If the indemnification provided for in this Section 8.5 shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

The Company, each holder of the Warrants and each holder of Shares of Common Stock issued upon the exercise thereof agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     Each Holder of the Warrants and each holder of shares of Common Stock issued upon the exercise thereof and bearing the legend required by Section 8.6, by acceptance thereof, agrees to the indemnification provisions of this Section 8.5.

     8.6 Legend on Certificates. In case any shares of Common Stock are issued upon the exercise in whole or in part of the Warrants or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such shares shall bear on the face thereof the following legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the

Warrant, dated as of December 12, 1995, which is an amendment and restatement of the Warrant originally issued by Optek Technology, Inc. (the "Company") to First Source Financial, Inc., dated as of January 31, 1991. A copy of the form of such Warrant is on file with the Secretary of the Company at 1215 West Crosby Road, Carrollton, Texas 75006 and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.

     In case (a) a registration statement covering shares of Common Stock represented by a certificate bearing the legend specified above becomes effective under the Securities Act or (b) the Company receives an opinion of Independent Counsel that such legend is no longer necessary on such certificate to protect the Company from a violation of the Securities Act, the Company shall, or shall instruct its transfer agent and registrar to, issue in lieu thereof a new certificate or certificates for such shares in the name of the holder of such shares without such legend on the face thereof.

     8.7 Supplying Information. The Company, the Holder and each holder of shares of Common Stock issuable upon the exercise of the Warrant shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to Section 8.2 or 8.3.

     8.8 Damages. In the event the Company fails to comply with any provision of Section 8.2 or 8.3, upon written request of the Holder of the Warrant or any holder of shares of Common Stock issuable upon the exercise thereof, the Company shall promptly obtain from an independent investment banking firm acceptable to such person an opinion estimating the net proceeds which such person would have received (after deducting underwriting commissions and discounts and any other expenses that would have been for the account of such Holder or holder of shares of Common Stock in connection with the registration or qualification of such shares of Common Stock) upon the sale of shares of Common Stock proposed to be sold pursuant to such registration or qualification. Such opinion of the independent investment banking firm shall be (a) delivered in writing to the Company, with a copy to such person, within 15 days after the date of the request of such person to the Company and (b) conclusive and binding on the Company and such person.

     Within 21 days of receipt by the Company of such estimate, if such person so elects, the Company shall pay to such person an amount, equal to such estimated net proceeds related to the Warrants or shares of Common Stock, as the case may be. Payment of such amount shall be made at the option of such person, by

     (i) wire transfer to an account in a bank located in the United States designated by such person for such purpose or (ii) a certified or official bank check drawn on a member of the Chicago or New York Clearing House payable to the order of such person. Upon payment to such person of such amount, such person shall assign to the Company, this Warrant and, if issued, the shares of Common Stock issued upon the exercise of this Warrant proposed to be sold pursuant to the registration or qualification in question, without any representation or warranty (other than that such Holder has good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind arising by or through such Holder). If less than all of the shares of Common Stock issuable upon exercise of this Warrant were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel the Warrant and issue in the name of, and deliver to, the Holder, pursuant to
Section 2, a new Warrant for the shares of Common Stock issuable upon the exercise thereof not required to be assigned to the Company pursuant to the provisions of the preceding sentence.
The Company agrees that the amount of actual damages that would be sustained by the Holder as a result of the failure of the Company to comply with any provisions of Section 8.2 or 8.3 is not capable of ascertainment on any other basis.

     8.9 Holdback Agreements. The Company agrees: (i) not to effect any public sale or distribution of or otherwise dispose of any of its capital stock or securities convertible into or exchangeable or exercisable for any such capital stock during the seven days prior to or 135 days after the date any registration pursuant to Section 8.2(a) or 8.2(b) has become effective, except as part of such registration and except pursuant to any registration of securities to be offered and sold pursuant to (A) an employee benefit plan, (B) a dividend or interest reinvestment plan, (C) other similar plans or (D) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto; and (ii) to cause each person or entity which owns any capital stock of the Company as of the date of this Warrant (other than persons or entities holding nonrestricted stock that can be freely traded pursuant to Section 4(1) of the Securities Act and persons or entities who obtained stock pursuant to a registration described in Section 8.9(i)(A),
(B), (C) or (D)) and each person or entity which purchases the Company's capital stock or securities convertible into or exchangeable or exercisable for any such capital stock at any time after the date of this Warrant (other than in a public offering and other than persons or entities holding nonrestricted stock that can be freely traded pursuant to Section 4(1) of the Securities Act and persons or entities who obtained stock pursuant to a registration described in Section 8.9(i)(A), (B),
(C) or (D)) to agree not to effect any such public sale or distribution during such period.

     8.10 Rule 144 Reporting. With a view to making available to the holders of Warrants and of shares of Common Stock issuable upon exercise thereof the benefits of certain rules and regulations of the Commission which may permit the sale of Warrants or shares of Common Stock issuable upon exercise thereof to the public without registration, the Company agrees to: (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act or any successor rule or regulation from time to time in effect; (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to the Holder or a holder of Common Stock issuable upon exercise of Warrants forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder or such holders my reasonably request in availing themselves of any rule or regulation of the Commission allowing them to sell securities without registration under the Securities Act.

     8.11 Consent for Additional Registration Rights. The Company shall not grant rights to register any of its securities under the Securities Act to any person or entity, and shall not permit the amendment, supplement or modification of any such rights existing as of the Closing Date, without the consent of the holders of Warrants and shares of Common Stock issuable upon exercise thereof representing more than 50% of the shares of Common Stock issued or issuable upon exercise of the Warrants (which must include First Source if First Source is then a Holder), except for the rights described by the Registration Agreement.

ARTICLE IX

MISCELLANEOUS

          9.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies. If the Company fails to make, when due, any payments provided for herein or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder (a) interest at the Default Rate on any amounts due and owing to the Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys, fees, incurred by the Holder in collecting any amounts due pursuant to this Warrant or in otherwise enforcing any of its rights, powers or remedies hereunder.

     9.2 Holder Not a Stockholder. Except as otherwise provided herein, prior to the exercise of this Warrant as hereinbefore provided, the Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right as a stockholder to (a) vote or consent, or (b) receive dividends or any other distributions made to stockholders.

     9.3 Notice Generally. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the Holder at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office referred to in Section
2.2. The Holder and the Company nay each designate a different address by notice to the other pursuant to this Section 9.3.

     9.4 Payment of Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes and income taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) the shares of Common Stock issuable upon the exercise of this Warrant or (b) this Warrant. The Company shall reimburse First Source for all reasonable expenses incurred by First Source in monitoring the Company's compliance with the affirmative and negative covenants of this Warrant.

     9.5 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

     9.6 Amendment. This Warrant may not be modified or amended except by an instrument in writing signed by the party against which enforcement is sought.

     9.7 Headings. The headings of the Articles and Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     9.8  GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY THE
LAWS OF THE STATE OF ILLINOIS FOR CONTRACTS ENTERED INTO AND TO
BE PERFORMED IN SUCH STATE.

     9.9 Subsidiaries. The provisions of this Warrant referring to "Subsidiaries" of the Company or to "consolidated" financial statements shall only apply during such times as the Company has one or more Subsidiaries.

     9.10 No Section 338 Election or Step-Up in Asset Value on Books of the Company. The Company acknowledges that the definition of Adjusted Operating Profits is based upon the assumption that neither the Company nor any of its Subsidiaries will (or will be deemed to) make a Section 336 election under the Internal Revenue Code of 1986, as amended, or otherwise write-up the value of any of its assets on its books used for computing Adjusted Operating Profits. The Company hereby agrees and covenants that neither it nor any of its Subsidiaries will (or will be deemed to) make any such election or write-up.

     9.11 Replacement. This Warrant is an amendment and restatement of, and is issued in replacement of, the warrant dated as of January 20, 1994 which was issued to Household Commercial Financial Services, Inc., and that warrant and its predecessors and all rights thereunder are hereby cancelled and terminated.

Dated as of December 12, 1995.

                                   OPTEK TECHNOLOGY, INC.


                                   By:


                                   Its:



Attest:


     Secretary

(AFFIX CORPORATE SEAL)

AGREED AND ACCEPTED TO:

                                   FIRST SOURCE FINANCIAL, INC.



                                   By:


                                   Its:

                         NOTICE OF EXERCISE FORM,

                     (To be executed only upon partial
                  or full exercise of the within Warrant)


     The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and purchases
_____________ shares of Common Stock of Optek Technology, Inc.
and

          [Make appropriate selection by placing an "X" in the box and completing the blank associated with that box]

          (a) agrees to make payment therefor in the amount of $__________,

          (b) pursuant to Section 2.2(b)(ii) of the within Warrant instructs and agrees that shares of Common Stock of Optek
Technology, Inc. be withheld in payment therefor,

all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or ______________ certificates in denominations of __________ shares) for the shares of Common Stock of Optek Technology, Inc. hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ___________________, whose address is ____________________, and if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of Optek Technology, Inc. not being purchased hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or (b) _________________ whose address is _____________________.

Dated:_______________________, 19___


                                   By


                                        (Signature of Registered
Holder)
Signature Guaranteed:


By
     [Title)

NOTICE:   The signature of this Notice of Exercise must
correspond exactly with the name of the Holder as specified on the face of the within Warrant.

          The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United
States or a member firm of the New York Stock Exchange.

SCHEDULE I

                       Compensation (Section 5.3(n))





Title
Maximum, Not
    to Exceed


   President, CEO
$250,000/yr*


 Vice President
$175,000/yr*


 Dir. Corp. Services
$175,000/yr*


 Dir. Operations
$175,000/yr*


     Dir. Marketing/R&D
$175,000/yr*




_______________________
* Maximum amount shown is for Fiscal Year Ending 1988, and increases 10% per year.